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                                                                  Exhibit (n)(3)

INDEPENDENT AUDITORS' CONSENT


      We consent to the inclusion in this Pre-Effective Amendment No. 9 to Registration Statement Nos. 333-1787 and 811-7565 of WBK STRYPES Trust (the "Trust") on Form N-2 of our report dated September 29, 1997 relating to the audit of the statement of assets, liabilities and capital of the Trust and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
September 29, 1997